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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): AUGUST 21, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                 0-10039               22-2267658
(State or Other Jurisdiction of   (Commission           (I.R.S. Employer
         Incorporation)           File Number)        Identification Number)



         757 THIRD AVENUE, NEW YORK, NEW YORK                 10017
 (Address of Registrant's Principal Executive Offices)      (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On August 21, 2001, eB2B Commerce, Inc. (the "Company") received correspondence from The Nasdaq Stock Market stating that its common stock may be delisted from trading on the Nasdaq SmallCap Market for failure to comply with Nasdaq's minimum $1.00 bid price requirement, as set forth in Marketplace Rule 4310(c)(4). The Company requested a hearing before The Nasdaq Listing Qualifications Panel to review Nasdaq's decision to delist the Company's stock, and such request has been granted. The hearing will be held on October 4, 2001. At the hearing, the Company will be required to demonstrate that it can comply in the long term with Nasdaq's minimum $1.00 bid price requirement and all other Nasdaq maintenance criteria, in order to maintain its listing on the SmallCap Market. The delisting of the Company's common stock has been stayed, pending a decision by the Nasdaq Panel. If the common stock is delisted from the Nasdaq SmallCap Market, the Company expects that its stock will continue to trade under the symbol "EBTB" on the NASD's OTC Bulletin Board.

         The Company's board of directors intends to seek stockholder approval at an annual meeting expected to be held in mid-October to authorize a one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), one-for-twelve (1:12) or one-for-fifteen (1:15) reverse stock split of the Company's common stock. The board of directors believes that an appropriate reverse stock split of the common stock may enable the Company to meet Nasdaq's minimum $1.00 bid price requirement for continued listing.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2001

                                    eB2B Commerce, Inc.


                                    By: /s/ Richard S. Cohan
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                                    Name: Richard S. Cohan
                                    Title: President and Chief Executive Officer